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                                                                     Exhibit 4.4

                                 BUILDING LEASE

SHANGHAI CITY                                                           CONTRACT

                       COMMERCIAL BUILDING ADVANCE LEASING

                             (CONTRACT NO:JJSW03023)

Parties to this Contract:

                  Lessor (Party A): Shanghai Wailao Property Management Service Co., Ltd.

                  Lessee (Party B): Shanghai Qianjin Culture Communication Co., Ltd

            Party A and Party B hereby enter into this Contract with respect to the leasing by Party B of the building premise that Party A may lease legally after reaching an agreement through consultation on the basis of equality, willingness, fairness and good faith, and in accordance with Contract Law of the People's Republic of China and Rules on Leasing of Buildings in Shanghai City (hereinafter referred to as the "Rules").

            I.    Details of the Building to be Leased:

      1. The building premise to be leased to Party B by Party A is located at the west wing of the seventh floor, 755 Weihai Rd, Jing'an District, Shanghai. The as- measured floorage of such building premise is 2609.81 square meters, which premise, in connection of usage, is a building premise used for office work, and, in connection of type, is an office premise. The structure of the premise is a frame-tube structure. The layout of such premise is attached to this Contract as Annex 1. Party A has presented to Party
            B:

            The Title Certificate of Building and Estate. Serial number of the certificate: Hu Fang Di Jing Zi (2003) No. 004457.

      2. As the trustee of such premise, Party A hereby enters into a lease relationship with Party B. Prior to the execution of this Contract, Party A has informed Party B that no mortgage has been created on such premise.

      3. Party A and Party B have set forth in Annex 2 and Annex 3, respectively, the areas for public use or sharing, conditions and requirements, conditions of existing decoration, auxiliary facilities, and equipment, and the scope, standards and other matters that need to be agreed on by the Parties with respect to the decoration and addition of auxiliary equipment by Party B with the permission of Party A. Party A and Party B agree that such Annexes shall be used as the acceptance basis when Party A delivers the premise to Party B

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            and when Party B returns the premise to Party A upon termination of this Contract.

                  II.      Purpose of the Lease

      1. Party B hereby covenants to Party A that such leased premise shall be used as office space, and that it will comply with the state and municipal regulations on the use of building premises and property management.

      2. Party B warrants that it will not use the premise for purposes other than as set forth above without the written consent of Party B and the approval by relevant authorities, if required.

            III.  Date of Delivery and Term of the Lease

      1. Party A and Party B have agreed that Party A shall deliver the premise to Party B by December 1, 2003. The term of the lease shall begin on December 1, 2003, ending on December 31, 2006.

      2. Upon the expiry of the term of the lease, Party A shall have the right to recall such premise, and Party B shall return the same on time. Where Party B needs to renew the lease of such premise, Party B shall deliver a written request to renew six months before the expiry of the term of the lease, and, when agreed by Party A, enter into a new lease contract with Party A.

            IV.   Rent, Payment Terms and Due Dates

      1. Party A and Party B have agreed that, the rent per day per square meter of the floorage of this premise shall be (RMB) 2.0. The monthly rent shall be (RMB) 158,763.44 (RMB one hundred and fifty eight thousand, seven hundred and sixty three point forty four) in aggregate.

            The rent of the premise shall remain unchanged for a period of three (years/months).

      2. Party B shall pay to Party A the rent by the fifteenth day of each month. In the event of payment delay, Party B shall pay a breach penalty of 0.2% of the daily rent for each day when such payment is delayed.

      3. The terms of payment by Party B are set forth as below: Payments shall be made with check or via wire transfer.

            V.    Deposit and other Expenses

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      1.    Party A and Party B have agreed that, Party B shall pay a deposit on the lease of the premise, the amount of which shall equal 2 months' rent, i.e., (RMB) 317,526.88.

            Party A shall issue a receipt certificate to Party B upon the receipt of such deposit.

            Upon the termination of the lease relationship, Party A shall return the balance of the deposit without interest to Party B after setting off the expenses that shall be born by Party B as agreed in this contract.

      2. During the term of the lease, expenses related to water, electricity, gas, communications, equipment, property management, and parking expenses shall be born by Party B. Other relevant expenses shall be born by Party A.

      3. The calculation or allocation, payment terms and time for the above expenses born by Party B are set forth below: Deposit shall be paid to Party A within 3 day after the execution of this Contract, while other expenses shall be paid to Wenhui Xinmin Property Management Co., Ltd. on a monthly basis according its rules.

            VI. Requirements in Using the Premise and the Obligations to Repair

      1. During the term of the lease, if Party B discovers any damage or failure in the premise or its auxiliary facilities, Party B shall notify Party A for repair on a timely basis. Party A shall conduct the repair within three days after the receipt of such notice from Party B. In the case of delay in repair, Party B may conduct the repair on Party A's behalf with all expenses born by Party A.

      2. During the term of the lease, Party B shall properly use and protect such premise and its auxiliary facilities. In the case of any damage or failure in such premise or its auxiliary facilities due to improper or unreasonable use by Party B, Party B shall be responsible for the repair. If Party B refuses to repair, Party A may repair on Party B's behalf, with all expenses born by Party B.

      3. During the term of the lease, Party B warrants to keep such premise and its auxiliary facilities under useable and safe conditions. Party A shall give Party B a notice of three days if it wishes to examine and conduct maintenance on the premise. Party B shall assist in such examination and maintenance. Party A shall minimize the effect on the use of the premise by Party B.

      4. Other than as set forth in Annex 3 or this Contract, if Party B needs additional decoration or auxiliary facilities and equipment, Party B shall proceed only after it has obtained Party A's prior written consent, and, in the event that an approval from relevant authority is required, the approval from such authority after Party A with Party B acting on its behalf reports to such authority. The ownership and responsibilities of maintenance of the auxiliary facilities and

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            equipment added by Party B shall be agreed by Party A and Party B in a separate written document.

            VII.  Condition of the Premise when Returned

      1. Unless Party A agrees to the renew by Party B, Party B shall return such premise within seven days after the expiry of the term of lease under this Contract. In the event of delay in returning the premise without Party A's consent, for each day that such return is delayed, Party B shall pay a fee of 4.0 yuan / square meter (RMB) for using the premise during period that it occupies such premise.

      2. The premise returned by Party B shall be under a condition after ordinary use. When the premise is returned, it shall be inspected and accepted by Party A, and the Parties shall settle with each other payments of the expenses for their own account.

            VIII. Sub-lease, Assignment and Exchange

      1. Unless Party A has agreed that Party B may sub-lease in the supplementary provisions of this Contract, during the term of the lease, Party B may sub-lease any part or all of this premise to other parties only with the prior written consent of Party A. However, the same room for residence shall not be divided into portions for sub-lease.

      2. To sub-lease such premise, Party B shall enter into a written sub-lease contract with the sub-lessee according to the regulations, and shall file such sub-lease with the real estate trading center of the district or county where the premise is located, or with the registration and acceptance office for buildings and estate established by the municipal building and estate bureau in the farming system.

      3. During the term of the lease, Party B shall obtain the prior written consent of Party A if Party B is to assign the lease of such premise to another party or exchange such premise with another premise leased by another party. After such assignment or exchange, the assignee of the lease obligations or the other party of the exchange shall enter into an amendment contract to change the party to this Contract and continue to perform this Contract.

      4. During the term of the lease, Party A shall give Party B a notice of three months if it needs to sell such premise. Party B shall have the preemptive right under the same circumstances.

            IX.   Conditions of Termination of this Contract

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      1.    Party A and Party B have agreed that, upon the occurrence of any of the following events, this Contract shall be terminated and none of the Parties shall be held liable to the other:

            (1) the land use right covered by such premise shall have been recalled early by law;

            (2)   such premise shall have been expropriated for public interest;

            (3) such premise shall have been included in the building demolition permitted by law due to the requirements of urban construction;

            (4) such premise shall have been destroyed, disappeared or shall have been verified as a dangerous building;

            (5) the premise shall have been under disposal due to the mortgage created prior to the lease of the premise, Party B has been informed of which mortgage by Party A;

            (6) the premise shall have been damaged and become useable due to a force majeure.

      2. Party A and Party B have agreed that, either Party may terminate this Contract by written notice to the other Party upon the occurrence of any of the following events. The breaching Party shall pay to the other Party a breach penalty of two times the monthly rent, and in the event that such breach has caused losses to the other Party, and the breach penalty paid is not sufficient to set off such losses, a compensation shall be made in the amount of the difference between the losses thus incurred and the amount of the breach penalty.

            (1) Party B shall have failed to deliver such premise on time, and still haven't delivered within ten days after receipt of notice from Party B;

            (2) The premise delivered by Party A shall have been incompliant with the agreements contained in this Contract, which shall have led to the failure to use the premise for the original purpose under the lease; or the premise delivered by Party A shall have born defects that threaten the safety of Party B;

            (3) Party B shall have altered the usage of the premise without the written consent of Party A, which shall have caused damages to the premise;

            (4) Damages to the main structure of the premise due to Party B's fault;

            (5) Party B shall have, without permission, sub-leased such premise, assigned the lease of the premise or exchanged each other's leased premises with another party;

            (6) Party B shall have failed to pay rent for 2 months cumulatively;

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            X.    Liabilities of Breach of the Contract

      1. In the event that the premise has defect when delivered, Party A shall repair the premise within ten days after the delivery, failing which, Party A agrees to decrease the rent or amend the relevant provisions on the rent.

      2. In the event that Party A fails to inform Party B of the fact that such premise has been mortgaged or the transfer of the title of such premise is subject to restriction prior to the lease, which results in losses sustained by Party B, Party A shall indemnify Party B for such losses.

      3. During the term of the lease, if Party A fails to perform its obligations under this Contract to repair or maintain the premise on a timely basis, which results in damages to the premise, property loss sustained by Party B or personal injuries, Party A shall be responsible for indemnification.

      4. During the term of the lease, if Party A terminates this Contract and recalls the premise early other than as provided in this Contract, Party A shall pay to Party B a breach penalty in an amount 2 times of the rent for the number of days that the premise is recalled early. In the event that the breach penalty is not sufficient to set off the losses sustained by Party B, Party A shall also indemnify Party B of such losses.

      5. If Party B decorates the premise or add auxiliary facilities without the written consent of Party A or in addition to the scope consented by Party A, Party A may demand Party B to indemnify Party A of losses.

      6. During the term of the lease, if Party B terminates the lease early at its sole discretion other than as provided in this Contract, Party B shall pay to Party A a breach penalty in an amount 2 times of the rent for the number of days that the lease is terminated early. In the event that the breach penalty is not sufficient to set off the losses sustained by Party A, Party B shall indemnify Party A of such losses. Party A may set off the losses from the deposit. In the event that the deposit is not sufficient to set off the losses, Party B shall make additional payment of the amount that falls short.

            XI.   Miscellaneous

      1. During the term of the lease, if Party A needs to mortgage such premise, it shall notify Party B of such mortgage in writing.

      2. This Contract shall become effective (upon signing by the Parties/ after signing by the Parties). Within 15 day after this Contract comes into effect, Party A shall be responsible for completing registration and filing formalities with the real estate trading center of the district or county where the premise is located, or with the registration and acceptance office for buildings and estate

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            established by the municipal building and estate bureau in the farming system and obtaining the filing certificate of building lease. After the registration and filing of this Contract, in the event of amendment or termination of this Contract, (Party A/Party
            B) shall complete the registration and filing formalities of such amendment and termination with the original registration authority within 15 days after such amendment or termination. Party A shall be responsible for all legal disputes resulting from the failure of Party A to complete the registration and filing formalities of the building lease, the amendment hereto or the termination hereof.

      3. Issues not covered in this Contract may be agreed by the Parties in supplementary provisions. The supplementary provisions and the annexes of this Contract constitute an integral part of this Contract. The handwriting filled in the blank in this Contract and its supplementary provisions and annexes shall have the same force and effect with the printed contents.

      4. Party A and Party B fully understand their respective rights, obligations and responsibilities at the time of execution of this Contract, and are willing to perform this Contract in strict accordance with its provisions. In case of breach of this Contract by either Party, the other Party shall have the right to claim compensation from the breaching Party.

      5. Disputes arising in the course of performance of this Contract by the Parties shall be settled through consultation, failing which, the Parties are willing to choose the second alternative set forth below:

            (1)   submission to ______ Arbitration Commission for arbitration;

            (2) submission to the people's court for litigation according to law.

      6. There are four counterparts of this Contract and its annexes. Party A and Party B shall each hold two counterparts, all of which shall have the same force.

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Lessor (Party A)                          Lessee (Party B)

Shanghai Wailao Property Management       Shanghai Qianjin Culture Communication
Service Co., Ltd.                         Co., Ltd.

Nationality:                              Nationality:

Legal Representative: Shen, Zhiwei        Legal Representative:

Registration Certificate N./ID No.        Registration Certificate N./ID No.

Address: No 45, Anyuan R, Shanghai.       Address: No. 755, Weihai Rd.

Post Code: 200041                         Post Code: 200041

Tel: 62774770                             Tel: 32014688

Authorized Agent:                         Authorized Agent: Huang Lan

Signature and Seal:                       Signature and Seal:

Date: November 21, 2003                   Date: November 21, 2003

Place:                                    Place:

Name of the Brokerage Entity:

Name of the Broker:

Qualification Certificate Number of the Broker:

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                            SUPPLEMENTARY PROVISIONS

Party A and Party B hereby make the following supplementary provisions in connection with the issues not covered in this Contract. The contents of this Contract and its supplementary provisions shall have the same legal effect. In the event of conflict between this Contract and the supplementary provisions, these supplementary provisions shall prevail.

      1.    Property Management and the Fees Thereof During the Term of the
            Lease

            (1) The property management of the building shall be the responsibility of Shanghai Wenhui Xinmin Property Management Co., Ltd. (hereinafter referred to as the Property Company).

            (2) During the term of the Lease, Party B shall comply with the property management rules of the Property Company, and shall affix its seal to the property management contract to assume the relevant responsibilities.

            (3) Party B shall, in addition to payment of rent on a monthly basis to Party A, pay a property management fee to the Property Company. The property management fee shall be charged at 1.00 yuan/m(2)/day. The property management fee includes fees for water, electricity and 12 hours' use of air condition for normal office work. Party B shall pay for the over time use of air condition according to the rules of the Property Company.

            (4) In the event of adjustment of property management fee during the term of the lease, Party B shall pay the fee according to the adjusted rate.

            (5) If Party B wishes to add a separate generator room to increase the electricity for use beyond its normal office work, the expenses of installation of such additional generator room to increase electricity for use as well as such portion of the daily electricity consumption shall be paid for by Party B.

      2.    Delivery of the Premise and Decoration

            (1) Party A shall deliver the premise to Party B with rough flooring in conditions as in the existing north wing of the seventh floor.

            (2) Party B will decorate the existing premise prior to the use of the premise. Party A grants Party B a decoration period of 2 month with rent exemption, which shall begin on December 1, 2003, ending on January 21, 2004. During such period, Party B shall still pay the property management fee. Party B shall have the right to move in early upon the completion of the decoration.

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            (3)   Party A shall provide Party B with the layout drawing of the premise, and shall assist Party B in completing the move-in formalities and approval formalities of the decoration.

            (4) Party B shall not commence the decoration until the decoration plan has been examined and approved by Party A and the Property Company, as well as by the Fire Protection Bureau of Jinan District. The move-in shall be subject to the inspection and acceptance by the above parties upon the completion of the decoration. Party B shall provide Party A with the as-built drawing upon the completion of the decoration.

            (5) After the decoration by Party B, the title of the fixed facilities and equipment attached to the building shall rest with Party A after the expiry of the term of the lease. During the term of the lease, Party B shall be responsible for the maintenance of the above facilities and equipment.

            (6) Party A agrees to commission the inspection and repair of the discharge system of the condensed water tray for the air condition and the ceiling infiltration covered by the lease of Party B to the Property Company, to ensure that no leakage in the ceiling will occur in the air conditioning system when it is used next summer. The expenses of the inspection and repair shall be born by Party A, which inspection and repair shall be conducted at the same time with the decoration. Restoration and paining of the ceiling shall be completed by Party B during the decoration.

            (7) Party A, Party B and Orient International Commercial (Group) Co., Ltd. shall jointly discuss with the Property Company the vertical removal plan to ensure the convenience and efficiency of the construction and to minimize the effect to the parties. Party B shall have the obligation to cause the construction company to conduct the construction in the manner to minimize the effect on the normal office work in the building. Party B shall bear losses caused by the construction.

      3.    Communication Expenses

            (1) Party A agrees to pay for expenses in connection with connection of optical wires and use of bridge frame, totaling RMB 61,000. All expenses other than the above with respect to the connection fee, installation fee and equipment expenses for communication lines shall be born by Party B.

            (2) Party B shall pay the fee of daily use of the communication lines on a monthly basis to the Property Company.

      4.    Parking Spaces

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         (1)      During the term of the lease, Party A agrees to provide four parking spaces to Party B in basement 1 with no costs, numbered 152, 153, 154, and 155. Party A shall assist Party B to obtain parking certificates, with the property management fees for the parking spaces born by Party B.

         (2) Party B shall comply with the parking rules of the Property Company. Party A shall be liable for compensation for damages to the parking facilities or other vehicles due to Party B's fault.

      5. Renew, Return of the Premise and the Deposit Upon Expiry of the Term of the Lease

            (1) If Party B wishes to renew the lease upon the expiry of the term of the lease, it shall submit a written request to Party A six months prior to the expiry. Party B shall have the preemptive right to renew the lease under the same circumstances. If Party B does not renew the lease, it shall cooperate with party A in Party A's efforts to let.

            (2) Party B may return the premise to party A without restoring it to the original conditions prior to the decoration, provided however, Party B shall return the premise in complete and good condition without damages as it is after the decoration and when used by Party B, and shall maintain the property in an orderly and clean manner.

            (3) After the expiry of the term of the lease, the balance of the deposit received by Party A shall be returned to Party B with no interest within 30 days after the premised has been inspected and recalled by Party A and after the expenses born by Party B as agreed in this Contract have been set off from the deposit.

      6.    Miscellaneous

            (1) This Contract shall become effective when signed by the Parties and with the company seals of the Parties affixed hereto. Article 11-2 is hereby invalidated.

            (2) All expenses of personal injuries or property damages caused not as a result of Party A's fault, or by any third person entering into the premise without Party A's permit shall be born by Party B, except those expenses to be born by the party involved as required by laws and regulations, and Party A shall not be liable for such expenses.

            (3) Party B shall keep the favorable rent and conditions granted by Party A confidential without disclosure to any third party.

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                                     ANNEX 1

                              LAYOUT OF THE PREMISE

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                                     ANNEX 2

                   THE SCOPE, CONDITIONS AND REQUIREMENTS FOR
              USE OF THE PORTION OF THE PREMISE UNDER THIS CONTRACT

      The area shown in the layout drawing of this Contract may be decorated by Party B as needed before its use. The decoration plan shall be examined and approved by Party A and the Property Company.

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                                     ANNEX 3

AGREEMENTS ON THE CONDITIONS OF THE CURRENT DECORATION, AUXILIARY FACILITIES AND EQUIPMENT, AND PARTY A'S CONSENT ON DECORATION OF THE PREMISE AND ADDITION OF AUXILIARY FACILITIES AND EQUIPMENT BY PARTY B

      1. Air conditions, lighting and ceiling have all been decorated and completed.

      2. Re-decoration shall comply with the safety requirements of fire protection.

      3. Users of the floor shall all have the right to share the use of existing public facilities of the floor.

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                                 BUILDING LEASE

SHANGHAI CITY                                                           CONTRACT

                       COMMERCIAL BUILDING ADVANCE LEASING

                                (CONTRACT NO:  )

Parties to this Contract:

                  Lessor (Party A): Shanghai Xiesheng Industry Co., Ltd.

[Lease]

                  Lessee (Party B): Shanghai Qianjin Culture Communication Co., Ltd.

            Party A and Party B hereby enter into this Contract with respect to the leasing by Party B of the commercial building premise that Party A may lease legally after reaching an agreement through consultation on the basis of equality, willingness, fairness and good faith, and in accordance with Contract Law of the People's Republic of China and Rules on Leasing of Buildings in Shanghai City (hereinafter referred to as the "Rules").

            I.    Details of the Building to be Leased or Leased in Advance:

      1. The building premise to be leased to Party B by Party A is located at twenty-first floor, 755 Weihai Rd, Jing'an District, Shanghai. The as- measured floorage of such building premise is 1614.87 square meters, which premise, in connection of usage, is a building premise used for general purpose, and, in connection of type, is an office premise. The structure of the premise is constituted with structured shear walls. The layout of such premise is attached to this Contract as Annex 1. Party A has presented to Party B:

            The serial number of the Title Certificate of Building and Estate:
            (2002) No. 009869.

      2. As the title owner of such premise, Party A hereby enters into a lease relationship with Party B. Prior to the execution of this Contract, Party A has informed Party B that no mortgage has been created on such premise.

      3. Party A and Party B have set forth in Annex 2 and Annex 3, respectively, the areas for public use or sharing, conditions and requirements, conditions of existing decoration, auxiliary facilities, and equipment, and the scope, standards and other matters that need to be agreed on by the Parties with respect to the decoration and addition of auxiliary equipment by Party B with the permission of Party A. Party A and Party B agree that such Annexes shall be used as the acceptance basis when Party A delivers the premise to Party B and when Party B returns the premise to Party A upon termination of this Contract.

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            II.   Purpose of the Lease

      1. Party B hereby covenants to Party A that such leased premise shall be used as office space, and that it will comply with the state and municipal regulations on the use of building premises and property management.

      2. Party B warrants that it will not use the premise for purposes other than as set forth above without the written consent of Party B and the approval by relevant authorities, if required.

            III.  Date of Delivery and Term of the Lease

      1. Party A and Party B have agreed that Party A shall deliver the premise to Party B by January 1, 2004. The term of the lease shall begin on January 1, 2004, ending on December 31, 2006.

      2. Upon the expiry of the term of the lease, Party A shall have the right to recall such premise, and Party B shall return the same on time. Where Party B needs to renew the lease of such premise, Party B shall deliver a written request to renew three months before the expiry of the term of the lease, and, when agreed by Party A, enter into a new lease contract with Party A.

            IV.   Rent, Payment Terms and Due Dates

      1. Party A and Party B have agreed that, the rent per day per square meter of the floorage of this premise shall be (RMB) 2.2. The monthly rent shall be (RMB) 108,062 (RMB one hundred and eight thousand, sixty two) in aggregate.

            The rent of the premise shall remain unchanged for a period of three (years/months).

      2. Party B shall pay to Party A the rent by the fifteenth day of each month. In the event of payment delay, Party B shall pay a breach penalty of 0.1% of the daily rent for each day when such payment is delayed.

      3. The terms of payment by Party B are set forth as below: The rent shall be paid on a monthly basis, and a sum equal to two months' rent shall be paid as deposit. Upon the expiry of the term of this contract, such deposit shall be returned to Party B within 10 business days without interest after the inspection and acceptance of the premise by Party A, less various expenses owed by Party B (including late payment penalty and breach penalty). Payments shall be made in RMB with check, or in cash, or with credit note, all of which are acceptable.

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            V.    Deposit and other Expenses

      1. Party A and Party B have agreed that, Party B shall pay a deposit on the lease of the premise, the amount of which shall equal 2 months' rent, i.e., (RMB) 216,124.

            Party A shall issue a receipt certificate to Party B upon the receipt of such deposit.

            Upon the termination of the lease relationship, Party A shall return the balance of the deposit without interest to Party B after setting off the expenses that shall be born by Party B as agreed in this contract.

      2. During the term of the lease, expenses related to water, electricity, gas, communications, equipment, property management, and other expenses shall be born by Party B. Other relevant expenses shall be born by Party B.

      3. The calculation or allocation, payment terms and time for the above expenses born by Party B (Party A/ Party B) are set forth below:
            Property management fee shall be paid to property management company in the amount incurred by the fifteenth day of each month. Payments shall be made in RMB with check, or in cash, or with credit note, all of which are acceptable.

            VI. Requirements in Using the Premise and the Obligations to Repair

      1. During the term of the lease, if Party B discovers any damage or failure in the premise or its auxiliary facilities, Party B shall notify Party A for repair on a timely basis. Party A shall conduct the repair within three days after the receipt of such notice from Party B. In the case of delay in repair, Party B may conduct the repair on Party A's behalf with all expenses born by Party A.

      2. During the term of the lease, Party B shall properly use and protect such premise and its auxiliary facilities. In the case of any damage or failure in such premise or its auxiliary facilities due to improper or unreasonable use by Party B, Party B shall be responsible for the repair. If Party B refuses to repair, Party A may repair on Party B's behalf, with all expenses born by Party B.

      3. During the term of the lease, Party B warrants to keep such premise and its auxiliary facilities under useable and safe conditions. Party A shall give Party B a notice of seven days if it wishes to examine and conduct maintenance on the premise. Party B shall assist in such examination and maintenance. Party A shall minimize the effect on the use of the premise by Party B.

      4. Other than as set forth in Annex 3 or this Contract, if Party B needs additional decoration or auxiliary facilities and equipment, Party B shall proceed only after it has obtained Party A's prior written consent, and, in the event that an

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

            approval from relevant authority is required, the approval from such authority after Party A with Party B acting on its behalf reports to such authority.

            VII.  Condition of the Premise when Returned

      1. Unless Party A agrees to the renew by Party B, Party B shall return such premise within seven days after the expiry of the term of lease under this Contract. In the event of delay in returning the premise without Party A's consent, for each day that such return is delayed, Party B shall pay a fee of 4.4 yuan / square meter (RMB) for using the premise during period that it occupies such premise.

      2. The premise returned by Party B shall be under a condition after ordinary use. When the premise is returned, it shall be inspected and accepted by Party A, and the Parties shall settle with each other payments of the expenses for their own account.

            VIII. Sub-lease, Assignment and Exchange

      1. Unless Party A has agreed that Party B may sub-lease in the supplementary provisions of this Contract, during the term of the lease, Party B may sub-lease any part or all of this premise to other parties only with the prior written consent of Party A. However, the same room for residence shall not be divided into portions for sub-lease.

      2. To sub-lease such premise, Party B shall enter into a written sub-lease contract with the sub-lessee according to the regulations, and shall file such sub-lease with the real estate trading center of the district or county where the premise is located, or with the registration and acceptance office for buildings and estate established by the municipal building and estate bureau in the farming system.

      3. During the term of the lease, Party B shall obtain the prior written consent of Party A if Party B is to assign the lease of such premise to another party or exchange such premise with another premise leased by another party. After such assignment or exchange, the assignee of the lease obligations or the other party of the exchange shall enter into an amendment contract to change the party to this Contract and continue to perform this Contract.

      4. During the term of the lease, Party A shall give Party B a notice of three months if it needs to sell such premise. Party B shall have the preemptive right under the same circumstances.

            IX.   Conditions of Termination of this Contract

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

      1. Party A and Party B have agreed that, upon the occurrence of any of the following events, this Contract shall be terminated and none of the Parties shall be held liable to the other:

            (1) the land use right covered by such premise shall have been recalled early by law;

            (2)   such premise shall have been expropriated for public interest;

            (3) such premise shall have been included in the building demolition permitted by law due to the requirements of urban construction;

            (4) such premise shall have been destroyed, disappeared or shall have been verified as a dangerous building;

      2. Party A and Party B have agreed that, either Party may terminate this Contract by written notice to the other Party upon the occurrence of any of the following events. The breaching Party shall pay to the other Party a breach penalty of ___times the monthly rent, and in the event that such breach has caused losses to the other Party, and the breach penalty paid is not sufficient to set off such losses, a compensation shall be made in the amount of the difference between the losses thus incurred and the amount of the breach penalty.

            (1) Party B shall have failed to deliver such premise on time, and still haven't delivered within ____days after receipt of notice from Party B;

            (2) The premise delivered by Party A shall have been incompliant with the agreements contained in this Contract, which shall have led to the failure to use the premise for the original purpose under the lease; or the premise delivered by Party A shall have born defects that threaten the safety of Party B;

            (3) Party B shall have altered the usage of the premise without the written consent of Party A, which shall have caused damages to the premise;

            (4) Damages to the main structure of the premise due to Party B's fault;

            (5) Party B shall have, without permission, sub-leased such premise, assigned the lease of the premise or exchanged each other's leased premises with another party;

            (6) Party B shall have failed to pay rent for 2 months cumulatively;

            (7) Party B shall have failed to pay property management fee for 2 months cumulatively;

            X.    Liabilities of Breach of the Contract

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

      1. In the event that the premise has defect when delivered, Party A shall repair the premise within _____days after the delivery, failing which, Party A agrees to decrease the rent or amend the relevant provisions on the rent.

      2. In the event that Party A fails to inform Party B of the fact that such premise has been mortgaged or the transfer of the title of such premise is subject to restriction prior to the lease, which results in losses sustained by Party B, Party A shall indemnify Party B for such losses.

      3. During the term of the lease, if Party A fails to perform its obligations under this Contract to repair or maintain the premise on a timely basis, which results in damages to the premise, property loss sustained by Party B or personal injuries, Party A shall be responsible for indemnification.

      4. During the term of the lease, if Party A terminates this Contract and recalls the premise early other than as provided in this Contract, Party A shall pay to Party B a breach penalty in an amount 2 times of the rent for the number of days that the premise is recalled early. In the event that the breach penalty is not sufficient to set off the losses sustained by Party B, Party A shall also indemnify Party B of such losses.

      5. If Party B decorates the premise or add auxiliary facilities without the written consent of Party A or in addition to the scope consented by Party A, Party A may demand Party B to indemnify Party A of losses.

      6. During the term of the lease, if Party B terminates the lease early at its sole discretion other than as provided in this Contract, Party B shall pay to Party A a breach penalty in an amount 2 times of the rent for the number of days that the lease is terminated early. In the event that the breach penalty is not sufficient to set off the losses sustained by Party A, Party B shall indemnify Party A of such losses. Party A may set off the losses from the deposit. In the event that the deposit is not sufficient to set off the losses, Party B shall make additional payment of the amount that falls short.

            XI.   Miscellaneous

      1. During the term of the lease, if Party A needs to mortgage such premise, it shall notify Party B of such mortgage in writing, and Party A warrants to Party B that it will consult Party A for its intention to purchase such premise fifteen days prior to disposition of the premise by the parties to the mortgage by agreement through discount and selling off.

      2. This Contract shall become effective (upon signing by the Parties/ after signing by the Parties) when signed by the Parties and with the company seals of the Parties affixed hereto. Within 15 day after this Contract comes into effect, Party A shall be responsible for completing registration and filing formalities with the real estate trading center of the district or county where the premise is located, or with the registration and acceptance office for

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

            buildings and estate established by the municipal building and estate bureau in the farming system and obtaining the filing certificate of building lease. After the registration and filing of this Contract, in the event of amendment or termination of this Contract, Party A (Party A/Party B) shall complete the registration and filing formalities of such amendment and termination with the original registration authority within 15 days after such amendment or termination. Party A shall be responsible for all legal disputes resulting from the failure of Party A to complete the registration and filing formalities of the building lease, the amendment hereto or the termination hereof.

      3. Issues not covered in this Contract may be agreed by the Parties in supplementary provisions. The supplementary provisions and the annexes of this Contract constitute an integral part of this Contract. The handwriting filled in the blank in this Contract and its supplementary provisions and annexes shall have the same force and effect with the printed contents.

      4. Party A and Party B fully understand their respective rights, obligations and responsibilities at the time of execution of this Contract, and are willing to perform this Contract in strict accordance with its provisions. In case of breach of this Contract by either Party, the other Party shall have the right to claim compensation from the breaching Party.

      5. Disputes arising in the course of performance of this Contract by the Parties shall be settled through consultation, failing which, the Parties are willing to choose the ____th alternative set forth below:

            (1)   submission to Shanghai Arbitration Commission for arbitration;

            (2) submission to the people's court for litigation according to law.

      6. There are two counterparts of this Contract and its annexes. Party A and Party B shall each hold a counterpart, (Shanghai City / ______District/County) real estate trading center the registration and acceptance office for buildings and estate established by the municipal building and estate bureau in the farming system shall keep one copy, while ________shall keep one copy each, all of which shall have the same force.

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

Lessor (Party A)                          Lessee (Party B)

Shanghai Xiesheng Industry Co., Ltd.      Shanghai Qianjin Culture Communication
                                          Co., Ltd.

Nationality:                              Nationality:

Legal Representative:                     Legal Representative:

Registration Certificate N./ID No.        Registration Certificate N./ID No.

Address: Bldg. 2, No.888, Dongdaming Rd.  Address:

Post Code: 200082                         Post Code:

Tel: 55100355                             Tel:

Authorized Agent:                         Authorized Agent:

Signature and Seal:                       Signature and Seal:

Date: June 3, 2003                        Date:

Place:                                    Place:

Name of the Brokerage Entity:

Name of the Broker:

Qualification Certificate Number of the Broker:

       SUPPLEMENTARY CONTRACT IN CONNECTION WITH THE LEASE FOR PREMISE ON
                                 THE 21ST FLOOR

Party A: Shanghai Xiesheng Industry Co., Ltd.

Party B: Shanghai Qianjin Culture Communication Co., Ltd.

Party A and Party B entered into a Building Premise Lease Contract on June 3, 2003 for the premise on the 21st floor of "Wenxin Newspaper Plaza". The Parties agreed on the rent as set forth below:

      1. The rent for the period from January 1, 2004 to December 31, 2004 shall be RMB 2.2/day/m(2);

      2. The rent for the period from January 1, 2005 to December 31, 2005 shall be RMB 2.31/day/m(2);

      3. The rent for the period from January 1, 2006 to December 31, 2006 shall be RMB 2.42/day/m(2);

This Supplementary Contract shall have the same legal effect as the Shanghai Building Premise Lease Contract entered into by the Parties.

There are two counterparts of this Supplementary Contract, with Party A and Party B holding one counterpart each.

Party A: Shanghai Xiesheng Industry           Party B: Shanghai Qianjin Culture
Co., Ltd.                                     Communication Co., Ltd.

Seal:                                         Seal:

Authorized Agent:                             Authorized Agent: Huang Lan

                                                             Date: June 12, 2003

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